Exhibit 99.2

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 10, 2014, is entered into by and among (i) Endeavour International Corporation (the “Company”), (ii) Endeavour Operating Corporation, Endeavour Colorado Corporation, END Management Company, Endeavour Energy New Ventures Inc. and Endeavour Energy Luxembourg S.à.r.l., each such entity a subsidiary of the Company (such entities, together with the Company, the “Endeavour Parties”), (iii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “First Priority Noteholders” and, together with their respective successors and permitted assigns and any subsequent First Priority Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting First Priority Noteholders”) of the 12% First Priority Notes due 2018 (the “First Priority Notes”) issued by the Company, (iv) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “Second Priority Noteholders” and, together with their respective successors and permitted assigns and any subsequent Second Priority Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting Second Priority Noteholders”) of the 12% Second Priority Notes due 2018 (the “Second Priority Notes”) issued by the Company, (v) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “5.5% Convertible Noteholders” and, together with their respective successors and permitted assigns and any subsequent 5.5% Convertible Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting 5.5% Convertible Noteholders”) of the 5.5% Convertible Senior Notes due 2016 (the “5.5% Convertible Notes”) issued by the Company, (vi) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “6.5% Convertible Noteholders” and, together with their respective successors and permitted assigns and any subsequent 6.5% Convertible Noteholder that becomes party hereto in accordance with the terms hereof, the “Consenting 6.5% Convertible Noteholders”) of the 6.5% Convertible Senior Notes due 2017 (the “6.5% Convertible Senior Notes”) issued by the Company, and (vii) the undersigned beneficial holders, or investment advisors or managers for the account of beneficial holders (the “7.5% Convertible Bondholders” and, together with their respective successors and permitted assigns and any subsequent 7.5% Convertible Bondholder that becomes party hereto in accordance with the terms hereof, the “Consenting 7.5% Convertible Bondholders”) of the 7.5% Guaranteed Convertible Bonds due 2016 (the “7.5% Convertible Bonds”) issued by the Company (the Consenting 7.5% Convertible Bondholders, together with the Consenting First Priority Noteholders, the Consenting Second Priority Noteholders, the Consenting 5.5% Convertible Noteholders and the Consenting 6.5% Convertible Noteholders, the “Consenting Creditors”). The Endeavour Parties, each Consenting Creditor and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have agreed to undertake a financial restructuring and recapitalization of the Company (the “Restructuring”) which is anticipated to be effected on terms materially consistent with the terms and conditions set forth in the term sheet attached hereto as Exhibit A (the “Term Sheet,” including any schedules and exhibits attached thereto)

through a solicitation of votes for a plan of reorganization by each Endeavour Party pursuant to the Bankruptcy Code (as defined below) (the solicitations for each such plan, collectively, the “Solicitations”) and the commencement by each Endeavour Party of a voluntary case (collectively, the “Endeavour Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

WHEREAS, as of the date hereof, the Consenting First Priority Noteholders hold, in the aggregate, approximately 75.4% of the aggregate outstanding principal amount of the First Priority Notes issued by the Company under that certain Indenture, dated as of February 23, 2012, by and among the Company, as issuer, each of the guarantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “First Priority Indenture”).

WHEREAS, as of the date hereof, the Consenting Second Priority Noteholders hold, in the aggregate, approximately 69.88% of the aggregate outstanding principal amount of the Second Priority Notes issued by the Company under that certain Indenture, dated as of February 23, 2012, by and among the Company, as issuer, each of the guarantors named therein, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “Second Priority Indenture”).

WHEREAS, as of the date hereof, the Consenting 5.5% Convertible Noteholders hold, in the aggregate, approximately 62.15% of the aggregate outstanding principal amount of the 5.5% Convertible Notes issued by the Company under that certain Indenture, dated as of July 22, 2011, by and among the Company, as issuer, each of the guarantors named therein, and Wilmington Fund for Savings Fund, FSB, as trustee (the “5.5% Trustee”) (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “5.5% Convertible Indenture”).

WHEREAS, as of the date hereof, the Consenting 6.5% Convertible Senior Noteholders hold, in the aggregate, approximately 100% of the aggregate outstanding principal amount of the 6.5% Convertible Senior Notes issued by the Company pursuant to that certain Indenture, dated as of March 3, 2014, by and among the Company, as issuer, each of the guarantors named therein, and Wilmington Savings Fund Society, FSB, as trustee (“6.5% Trustee”) (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “6.5% Convertible Indenture”).

WHEREAS, as of the date hereof, the Consenting 7.5% Convertible Bondholders hold, in the aggregate, approximately 99.75% of the aggregate outstanding principal amount of the 7.5% Convertible Bonds issued by the Company pursuant to that certain Trust Deed, dated January 24, 2008, (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “Trust Deed”).

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Term Sheet and hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a) “Class” means any of (i) the Consenting First Priority Noteholders, (ii) the Consenting Second Priority Noteholders and (iii) the Consenting Convertible Noteholders, and (iv) the Consenting 7.5% Convertible Bondholders, as applicable.

(b) “Consenting Class” means any of (i) the Consenting First Priority Holders, (ii) the Consenting Second Priority Holders, (iii) the Consenting Convertible Holders and (iv) the Consenting 7.5% Convertible Bondholders, as applicable.

(c) “Consenting Convertible Noteholders” means, collectively, the Consenting 5.5% Convertible Noteholders and the Consenting 6.5% Convertible Noteholders.

(d) “Convertible Notes” means, collectively, the 5.5% Convertible Notes and the 6.5% Convertible Senior Notes.

(e) “Definitive Documents” means the documents (including any related agreements, instruments, schedules or exhibits) that are contemplated by the Term Sheet and that are otherwise necessary or desirable to implement, or otherwise relate to, the Restructuring and the Term Sheet, including this Agreement, which are in a reasonably satisfactory form to the Requisite Creditors.

(f) “Indentures” means each of the First Priority Indenture, the Second Priority Indenture, the 5.5% Convertible Indenture, the 6.5% Convertible Indenture and the Trust Deed, as applicable.

(g) “Noteholder Claims” means any and all claims arising under the Indentures or the Notes.

(h) “Notes” means the First Priority Notes, the Second Priority Notes, the 5.5% Convertible Notes, the 6.5% Convertible Senior Notes and the 7.5% Convertible Bonds.

(i) “Requisite Convertible Noteholders” means, as of the date of determination, Consenting 5.5% Convertible Noteholders and Consenting 6.5% Convertible Noteholders holding at least a majority of the outstanding principal amount of the Convertible Notes held by such holders, in the aggregate, as of such date.

(j) “Requisite 7.5% Convertible Bondholders” means Consenting 7.5% Convertible Bondholders holding at least a majority of the outstanding principal amount of the 7.5% Convertible Bonds.

(k) “Requisite Creditors” means (i) the Requisite First Priority Noteholders, (ii) the Requisite Second Priority Noteholders, (iii) the Requisite Convertible Noteholders and (iv) the Requisite 7.5% Convertible Bondholders, as applicable.

(l) “Requisite First Priority Noteholders” means, as of the date of determination, Consenting First Priority Noteholders holding at least a majority of the outstanding principal amount of the First Priority Notes held by the Consenting First Priority Holders, in the aggregate, as of such date.

(m) “Requisite Second Priority Noteholders” means, as of the date of determination, Consenting Second Priority Noteholders holding at least a majority of the outstanding principal amount of the Second Priority Notes held by the Consenting Second Priority Noteholders, in the aggregate, as of such date.

(n) “SEC” means the U.S. Securities and Exchange Commission.

(o) “Support Effective Date” means the date on which counterpart signature pages to this Agreement shall have been executed and delivered by: (i) the Endeavour Parties; and (ii) Consenting Creditors holding at least (A) 66.7% in aggregate principal amount outstanding of the First Priority Notes, (B) 66.7% in aggregate principal amount outstanding of the Second Priority Notes, (C) 60% in aggregate principal amount outstanding of the 5.5% Convertible Notes, (D) 66.7% in aggregate principal amount outstanding of the 6.5% Convertible Senior Notes and (E) 66.7% in aggregate principal amount outstanding of the 7.5% Convertible Bonds.

2. Term Sheet. The Term Sheet is expressly incorporated herein and made a part of this Agreement. The general terms and conditions of the Restructuring are set forth in the Term Sheet; provided that the Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistencies between the terms of this Agreement and the Term Sheet, this Agreement shall govern.

3. Bankruptcy Process; Plan of Reorganization

(a) Commencement of the Endeavour Cases. Each Endeavour Party hereby agrees that, as soon as reasonably practicable, but in no event later than October 10, 2014 (the date on which such filing occurs, the “Commencement Date”), such Endeavour Party shall file with the Bankruptcy Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Endeavour Case of such Endeavour Party.

(b) Filing of the Endeavour Plan. As soon as reasonably practicable after the Commencement Date, the Endeavour Parties shall file the Endeavour Plan and the related Endeavour Disclosure Statement with the Bankruptcy Court. For purposes of this Agreement, with respect to each Endeavour Party, (i) “Endeavour Plan” shall mean a plan of reorganization of Endeavour Parties containing the terms and conditions set forth in the Term Sheet, with such additional terms and conditions, and in a form and substance, reasonably satisfactory to the Requisite Creditors and (ii) “Endeavour Disclosure Statement” shall mean a disclosure statement of the Endeavour Parties in respect to the Endeavour Plan in a form and substance, reasonably satisfactory to the Requisite Creditors.

(c) Confirmation of the Endeavour Plan. The Endeavour Party shall use its commercially reasonable efforts to obtain confirmation of the Endeavour Plan as soon as reasonably practicable following the Commencement Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and each Consenting Creditor shall use its commercially reasonable efforts to cooperate fully in connection therewith.

(d) Amendments and Modifications of the Endeavour Plan. The Endeavour Plan may be amended from time to time following the date hereof by written approval of the Endeavour Parties and the Requisite Creditors. Each of the Parties agrees to negotiate in good faith all amendments and modifications to the Endeavour Plan as reasonably necessary and appropriate to obtain Bankruptcy Court confirmation of the Endeavour Plans pursuant to a final order of the Bankruptcy Court; provided that the Parties shall have no obligation to agree to any modification that (i) is inconsistent with the Endeavour Plan (ii) creates any material new obligation on any Party, or (iii) changes or otherwise adversely affects the economic treatment of such Party (it being agreed that, for the avoidance of doubt, any change to the Endeavour Plan that results in a diminution of the value of the property to be received by a Consenting Class of Creditors under the Endeavour Plan or the proportion of the aggregate assets of all Endeavour Parties which a Class of Consenting Creditors will receive under the Endeavour Plan shall be deemed to materially adversely affect such Class) whether such change is made directly to the treatment of a Consenting Class or to the treatment of another Consenting Class or otherwise. Notwithstanding the foregoing, the Endeavour Parties may amend, modify or supplement the Endeavour Plan, from time to time, (x) without the consent of any Consenting Creditor, in order to cure any ambiguity, defect (including any technical defect) or inconsistency, provided that any such amendments, modifications or supplements do not adversely affect the rights, interests or treatment of such Consenting Creditors under such Endeavour Plan or (y) to the extent permitted under Section 11; provided, that, any such amendments, modifications or supplements are provided to the Consenting Creditors upon at least three (3) business days prior written notice, and if no objection is received from any Consenting Class within two (2) business days following receipt, the Consenting Creditors shall be deemed to have consented to such amendments, modifications or supplements.

(e) Endeavour Luxembourg. So long as this Agreement remains in effect, the Endeavour Parties shall not permit any claims entitled to administrative or priority status under section 364 of the Bankruptcy Code to be incurred by Endeavour Luxembourg during its chapter 11 case. So long as this Agreement remains in effect, the Endeavour Parties shall not encumber, pledge, transfer, release, or abandon any assets of Endeavour Luxembourg during its chapter 11 case; provided, without limiting the foregoing, the Endeavour Parties agree during such time period not to (directly or indirectly) pledge, assign, amend, modify or release any intercompany notes or receivables owed to Endeavour Luxembourg by any of its affiliates. The Parties hereto reserve all rights with respect to the incurrence of, or liability for, other administrative or priority claims, including the right to object before the Bankruptcy Court to any relief that would give rise to such claims, regardless of the date of incurrence.

(f) Reporting. The Endeavour Parties shall provide the Consenting Creditors with copies of all reports delivered pursuant to Section 5.01(k) of the Term Loan (as defined in Section 6(a)(xiv)).

4. Agreements of the Consenting Creditors.

(a) Agreement to Vote. So long as this Agreement has not been terminated in accordance with the terms hereof, each Consenting Creditor agrees that it shall, subject to the receipt by such Consenting Creditor of a disclosure statement and other solicitation materials in respect of the applicable Endeavour Plan:

(i) vote its claims against the Endeavour Parties to accept the Endeavour Plans, by delivering its duly executed and completed ballots accepting the Endeavour Plans on a timely basis following the commencement of the Solicitations; provided that such vote shall be immediately revoked and deemed void ab initio upon termination of this Agreement pursuant to the terms hereof;

(ii) not change or withdraw (or cause to be changed or withdrawn) any such vote; and

(iii) not (x) object to, delay, impede or take any other action to interfere with acceptance or implementation of any Endeavour Plan, (y) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout or plan of reorganization for any of the Endeavour Parties other than the Endeavour Plans or (z) otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the Restructuring.

(b) Transfers.

(i) Each Consenting Creditor agrees that, for the duration of the period commencing on the date hereof and ending on the date on which this Agreement is terminated in accordance with Section 6, such Consenting Creditor shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of the Noteholder Claims or any option thereon or any right or interest therein or any other claims against or interests in any Endeavour Party (collectively, “Claims”) (including grant any proxies, deposit any Notes or any other claims against or interests in the Company or any other Endeavour Party into a voting trust or entry into a voting agreement with respect to any such Notes or such other claims against or interests), unless the transferee thereof either (i) is a Consenting Creditor or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Creditor and to be bound by all of the terms of this Agreement applicable to Consenting Creditors (including with respect to any and all Claims it already may hold against or in the Company or any other Endeavour Party prior to such Transfer) by executing a joinder agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days following such execution, to (i) Weil, Gotshal & Manges LLP (“Weil”), counsel to the Company, (ii) Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), counsel to the ad hoc committee of First Priority Noteholders and Second Priority Noteholders (the “Ad Hoc Committee”), (iii) Brown Rudnick LLP (“Brown Rudnick”), counsel to certain of the 5.5% Convertible Noteholders and the 6.5% Convertible Noteholders and (iv) Ropes & Gray LLP (“Ropes & Gray” and with Milbank and Brown Rudnick, the “Consenting Creditors’ Counsel”), counsel to the 7.5% Convertible Bondholders, in which event (A) the transferee (including the Consenting Creditor transferee, if applicable) shall be deemed to be a Consenting Creditor hereunder to the extent of such transferred rights and obligations and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations; provided, that this Section 4(b)(i) shall not apply to the grant of any liens or encumbrances in favor of a bank or broker-dealer holding custody of securities in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such securities. Each Consenting Creditor agrees that any Transfer of any Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the applicable Endeavour Party and each other Consenting Creditor shall have the right to enforce the voiding of such Transfer.

(ii) Notwithstanding Section 4(b)(i): (A) a Consenting Creditor may Transfer its Notes to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided that (1) such Qualified Marketmaker must Transfer such right, title or interest within five (5) business days following its receipt thereof, (2) any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Notes is to a transferee that is or becomes a Consenting Creditor at the time of such transfer and (3) such Consenting Creditor shall be solely responsible for the Qualified Marketmaker’s failure to comply with the requirements of this Section 4; and (B) to the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title or interest in Notes that the Qualified Marketmaker acquires from a holder of the Notes who is not a Consenting Creditor without the requirement that the transferee be or become a Consenting Creditor. For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company (including debt securities or other debt) or enter with customers into long and short positions in claims against the Company (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Company, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(c) Additional Claims. Each Consenting Creditor agrees that if any Consenting Creditor acquires additional Claims, then (i) such Claims shall be subject to this Agreement (including the obligations of the Consenting Creditors under this Section 4) and (ii) following such acquisition, such Consenting Creditor shall notify Weil of the amount and types of claims it has acquired (A) on no less than a monthly basis and (B) additionally, upon the reasonable request of Weil.

(d) Forbearance. During the period commencing on the date hereof and ending on the termination of this Agreement in accordance with its terms, each Consenting Creditor hereby agrees to forebear from the exercise of any rights or remedies it may have under the Indentures (including any collateral documents referenced therein), and under applicable United States or foreign law or otherwise, in each case, with respect to any defaults or events of default which may arise under the Indentures at any time on or before the termination of this Agreement. For the avoidance of doubt, the forbearance set forth in this Section 4(d) shall not constitute a waiver with respect to any defaults or any events of default under the Indentures (including the Notes) and shall not bar any Consenting Creditor from filing a proof of claim or taking action to establish the amount of such claim. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Consenting Creditor or the ability of each of the Consenting Creditors to protect and preserve its rights, remedies and interests, including its claims against the Endeavour Parties. If the transactions contemplated hereby are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. The Company hereby confirms that the only Defaults or Events of Default (as such terms are defined in the Indentures) under the Indentures as of the date hereof are those specified in certain forbearance agreements among the Endeavour Parties and certain of the Consenting Creditors.

(e) The agreements of the Consenting Creditors in this Section 4 shall be solely on such Consenting Creditor’s own behalf and not on behalf of any other Consenting Creditors and shall be several and not joint.

5. Agreements of the Endeavour Parties.

(a) Solicitation and Confirmation. Each Endeavour Party agrees to (i) act in good faith and use reasonable best efforts to support and complete successfully the Solicitations in accordance with the terms of this Agreement and (ii) do all things reasonably necessary and appropriate in furtherance of confirming the Endeavour Plans and consummating the Restructuring in accordance with, and within the time frames contemplated by, this Agreement (including within the deadlines set forth in Section 6), in each case to the extent consistent with, upon the advice of counsel, the fiduciary duties of the boards of directors, managers, members or partners, as applicable, of each Endeavour Party; provided that no Endeavour Party shall be obligated to agree to any modification of any document that is inconsistent with the Endeavour Plan.

(b) Certain Additional Chapter 11 Related Matters. Each Endeavour Party, as the case may be, shall provide draft copies of all material motions or applications and other documents (including the Endeavour Plan and Endeavour Disclosure Statement, any proposed amended version of such plan or disclosure statement and all first day pleadings, or any other plan) any Endeavour Party intends to file with the Bankruptcy Court to counsel designated by each of the Requisite First Priority Noteholders, Requisite Second Priority Noteholders, Requisite Convertible Noteholders and the Requisite 7.5% Convertible Bondholders, if reasonably practicable, at least three (3) days prior to the date when the applicable Endeavour Party intends to file any such pleading or other document (and, if not reasonably practicable, as soon as reasonably practicable prior to filing) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.

Subject to Section 4(a), nothing in this Agreement shall restrict, limit, prohibit or preclude, in any manner not inconsistent with its obligations under this Agreement, any of the Consenting Creditors from appearing in the Bankruptcy Court with respect to any motion, application or other documents filed by the Endeavour Parties and objecting to, or commenting upon, the relief requested therein; provided, that any of the Consenting Creditors retains the right to object to any intercompany transfers or payments of the Endeavour Parties and/or their affiliates, which right shall not be limited in any way by Section 4(a) hereof.

(c) Financial Reporting and Other Diligence. The Endeavour Parties shall comply in all material respects with the reporting requirements contained in the First Priority Indenture and the Second Priority Indenture during the chapter 11 cases. The Endeavour Parties shall deliver, as soon as reasonably practical, such other financial or other diligence as a Consenting Class reasonably requests.

(d) Consenting Classes. In the event the Company becomes aware that any Class is no longer a Consenting Class for purposes of this Agreement because Consenting Creditors in such Class no longer own at least 66.7% of the relevant debt of such Class, the Company shall promptly provide notice thereof to the Consenting Creditors.

6. Termination of Agreement.

This Agreement shall automatically terminate three (3) business days following the delivery of written notice to the other Parties (in accordance with Section 22) from any of the Requisite First Priority Noteholders, the Requisite Second Priority Noteholders, the Requisite Convertible Noteholders or the Requisite 7.5% Convertible Bondholders, as applicable at any time after and during the continuance of any Noteholder Termination Event; provided that termination by any of the Requisite First Priority Noteholders, the Requisite Second Priority Noteholders the Requisite Convertible Noteholders or the Requisite 7.5% Convertible Bondholders shall only be effective as to the applicable Consenting Class. In addition, this Agreement shall automatically terminate in respect to the applicable Consenting Class three (3) business days following delivery of notice from the Company to such Consenting Creditors (in accordance with Section 22) at any time after the occurrence and during the continuance of any Company Termination Event. This Agreement shall terminate automatically without any further required action or notice on the date that the Endeavour Plan becomes effective.

(a) A “Noteholder Termination Event” shall mean any of the following:

(i) The breach in any material respect by any Endeavour Party of any of the undertakings, representations, warranties or covenants of the Endeavour Parties set forth herein which remains uncured for a period of five (5) business days after the receipt of written notice of such breach from the Requisite First, Priority Noteholders, Requisite Second Priority Noteholders, Requisite 7.5% Convertible Bondholders or Requisite Convertible Noteholders pursuant to Section 6 and in accordance with Section 22 (as applicable).

(ii) On October 10, 2014, unless the Endeavour Parties have commenced the chapter 11 cases.

(iii) On the date that is forty-five (45) days after the Commencement Date, if the Debtors have not filed the Endeavour Plan and Endeavour Disclosure Statement with the Bankruptcy Court.

(iv) On the date that is ninety (90) days after the Commencement Date, if the Bankruptcy Court shall not have entered an order approving the Endeavour Disclosure Statement for the Endeavour Plan.

(v) The Endeavour Parties withdraw the Endeavour Plan or Endeavour Disclosure Statement, file any motion or pleading with the Bankruptcy Court that is not consistent with this Agreement or the Term Sheet and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) business days after the Endeavour Parties receive written notice from the applicable Class of Requisite Creditors (in accordance with Section 22) that such motion or pleading is inconsistent with this Agreement or the Term Sheet and (ii) entry of an order of the Bankruptcy Court approving such motion or pleading.

(vi) One hundred seventy (170) days after the Commencement Date, if the Bankruptcy Court fails to enter an order confirming the Endeavour Plan in form and substance reasonably satisfactory to the Endeavour Parties and the Requisite Creditors.

(vii) Two hundred (200) days after the Commencement Date, (the “Outside Date”) if the Effective Date for the Endeavour Plan has not occurred.

(viii) Thirty-five (35) days after the Commencement Date, if an order (the “Approval Order”) has not been entered by the Bankruptcy Court approving the assumption of this Agreement by the Endeavour Parties; provided, that this Agreement shall terminate automatically without further notice if the Approval Order has not been entered within forty-five (45) days after the Commencement Date.

(ix) An examiner with expanded powers or a trustee shall have been appointed in the Endeavour Cases.

(x) An order is entered by the Bankruptcy Court invalidating or disallowing, as applicable, either the enforceability, priority or validity of the liens securing the obligations owed under the First Priority Notes and/or the Second Priority Notes or the claims in respect of such notes.

(xi) The Endeavour Parties lose the exclusive right to file and solicit acceptances of a chapter 11 plan.

(xii) The Bankruptcy Court grants relief that is inconsistent with this Agreement or the Term Sheet in any materially adverse respect.

(xiii) The Endeavour Parties file, propound or otherwise support any plan of reorganization other than the Endeavour Plan.

(xiv) The acceleration or exercise of remedies of a party due to the occurrence of an “Event of Default” under that certain Amendment Agreement dated September 30, 2014 amending and restating that certain Credit Agreement (as amended or otherwise modified from time to time, the “Term Loan”) dated as of January 24, 2014, by and among (a) Endeavour International Holding B.V. and End Finco LLC, as borrowers, (b) Endeavour International Corporation, Endeavour Operating Corporation, Endeavour Energy New Ventures, Inc. and END Management Company, Endeavour Energy UK Limited, Endeavour Energy Netherlands B.V., Endeavour North Sea LLC, Endeavour North Sea, L.P., as guarantors, (c) Credit Suisse AG, Cayman Islands Branch, as administrative agent, and (d) certain lenders thereto, as such term is defined in the Term Loan.

(xv) Any Class is no longer a Consenting Class for purposes of this Agreement because Consenting Creditors in such Class no longer own at least 66.7% of the relevant debt of such Class; provided, that such Class shall not have the right to terminate pursuant to this clause (xv).

(xvi) The occurrence of an Other Termination Event (as defined in Section 6(c)).

(b) A “Company Termination Event” shall mean any of the following:

(i) The breach in any material respect by one or more of the Consenting Creditors in any Class, of any of the undertakings, representations, warranties or covenants of the Consenting Creditors set forth herein in any material respect which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 6(a) and Section 21 (as applicable), but only if the non-breaching Consenting Creditors in such Class own less than 66.7% of such Class.

(ii) The board of directors of the Company or another Endeavour Party reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; provided, that the Company or another Endeavour Party provides notice of such determination to the Consenting Creditors within five (5) business days after the date thereof.

(iii) The occurrence of the Outside Date or an Other Termination Event.

(c) Other Termination Events. An “Other Termination Event” shall mean the following:

(i) The issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, which ruling, judgment or order has not been not stayed, reversed or vacated within twenty (20) business days after such issuance.

(ii) On the date that the chapter 11 case for the Company or Endeavour Operating Corporation shall have been converted to a case under chapter 7 of the Bankruptcy Code, or such cases shall have been dismissed by order of the Bankruptcy Court (unless caused by a default by any Consenting Creditor of its obligations hereunder, in which event the Consenting Creditors shall not have the right to terminate under this clause (iv).

(iii) On the date that an order is entered by the Bankruptcy Court or a Court of competent jurisdiction denying confirmation of the Endeavour Plan for any of the Endeavour Parties (unless caused by a default by any Consenting Creditor of its obligations hereunder, in which event the Consenting Creditors shall not have the right to terminate under this subsection) or refusing to approve the Endeavour Disclosure Statement, provided, that neither the Endeavour Parties nor any Class of Consenting Creditor shall have the right to terminate this Agreement pursuant to this clause (c)(iii) if the Bankruptcy Court declines to approve the Endeavour Disclosure Statement or denies confirmation of the Endeavour Plan subject only to modifications to the Endeavour Plan or Endeavour Disclosure Statement that would not have a material adverse effect on the recovery or treatment that a Consenting Class of Creditors would receive as compared to the recovery they would have otherwise received pursuant to the Term Sheet attached hereto as of the date hereof.

(iv) On October 10, 2014 at 11:59 p.m. (New York time), if the Support Effective Date shall not have occurred.

Notwithstanding the foregoing, any of the dates set forth in this Section 6(c) may be extended by agreement among the Endeavour Parties and the Requisite Creditors.

(d) Mutual Termination. This Agreement may be terminated by mutual agreement of the Company and the Requisite Creditors upon the receipt of written notice delivered in accordance with Section 22.

(e) Effect of Termination. Subject to the provisions contained in Section 6(a) and to Section 15, upon the termination of this Agreement in accordance with this Section 6, this Agreement shall become void and of no further force or effect in respect to the Class of Consenting Creditors whose rights and obligations have been terminated hereunder and such Class of Consenting Creditors shall, except as otherwise provided in this Agreement, be immediately released from its respective liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement, shall have no further rights, benefits or privileges hereunder, and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

(f) Automatic Stay. The Endeavour Parties acknowledge that after the commencement of the Endeavour Cases, the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not proper under the terms of this Agreement.

7. Definitive Documents; Good Faith Cooperation; Further Assurances. Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise reasonable best efforts with respect to the pursuit, approval, implementation and consummation of the Restructuring, as well as the negotiation, drafting, execution and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

8. Representations and Warranties.

(a) Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Creditor becomes a party hereto):

(i) Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(ii) The execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(iii) The execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary or required by the SEC.

(iv) This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Each Consenting Creditor severally (and not jointly) represents and warrants to the Endeavour Parties that, as of the date hereof (or as of the date such Consenting Creditor becomes a party hereto), such Consenting Creditor (i) is the beneficial owner of the aggregate principal amount of Notes set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof), and/or (ii) has, with respect to the beneficial owners of such Notes, (A) sole investment or voting discretion with respect to such Notes, (B) full power and authority to vote on and consent to matters concerning such Notes or to exchange, assign and Transfer such Notes, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

9. Disclosure; Publicity. The Company shall submit drafts to each Consenting Creditors’ Counsel of any press releases, public documents and any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least two (2) business days prior to making any such disclosure. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Creditor, no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Consenting Creditor), other than advisors to the Company, the principal amount or percentage of any Notes held by any Consenting Creditor, in each case, without such Consenting Creditor’s prior written consent; provided that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the Company), (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Notes (including any series of Notes) held by all the Consenting Creditors collectively and (c) any Party may disclose information requested by a regulatory authority with jurisdiction over its operations to such authority without limitation or notice to any Party or other person. Notwithstanding the provisions in this Section 9, any Party may disclose, to the extent consented to in writing by a Consenting Creditor, such Consenting Creditor’s individual holdings. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of each Consenting Creditor (provided, that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal).

10. Creditors’ Committee. Notwithstanding anything herein to the contrary, if any Consenting Creditor is appointed to and serves on an official committee of creditors in the Endeavour Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Creditor’s exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided that nothing in this Agreement shall be construed as requiring any Consenting Creditor to serve on any official committee in any such chapter 11 case. All Parties agree they shall not oppose the participation of any of the Consenting Creditors or the trustees under their respective indentures, on any official committee of unsecured creditors formed in the Endeavour Cases, and (i) the Consenting Convertible Noteholders further agree to support the participation of the 7.5% Convertible Bondholders or the trustee for the 7.5% Convertible Bonds on such committee and (ii) the Consenting 7.5% Convertible Bondholders further agree to support the participation of the Convertible Noteholders or the trustee for the Convertible Noteholders on such committee.

11. Amendments and Waivers. Except as otherwise expressly set forth herein, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except in a writing signed by the Company and the Requisite Creditors; provided that (a) any modification, amendment or change to the definition of Consenting Class Requisite Creditors, Requisite First Priority Noteholders, Requisite Second Priority Noteholders, Requisite Convertible Noteholders or Requisite 7.5% Convertible Bondholders shall require the written consent of each Consenting Creditor affected thereby, and (b) any waiver, change, modification or amendment to this Agreement that adversely affects the economic recoveries or treatment of any Consenting Creditor compared to the recoveries set forth in the Term Sheet attached hereto as of the date hereof (it being agreed that, for the avoidance of doubt, any change to this Agreement that results in a diminution of the value of the property to be received by a Consenting Class under the Endeavour Plan or a Consenting Class’s proportionate share of the aggregate value to be distributed to all creditors under the Endeavour Plan shall be deemed to materially adversely affect such Class, whether such change is made directly to the treatment of a Consenting Class or to the treatment of another class or otherwise), may not be made without the written consent of each such adversely affected Consenting Creditor. In the event that an adversely affected Consenting Creditor (“Non-Consenting Creditor”) does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of each Consenting Creditor, but such waiver, change, modification or amendment receives the consent of Consenting Creditors owning at least 66.7% of the outstanding relevant debt of the affected Class of which such Non-Consenting Creditor is a member, this Agreement shall be deemed to have been terminated only as to such Non-Consenting Creditors, but this Agreement shall continue in full force and effect in respect to all other members of the Consenting Class who have so consented.

12. Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto; provided that signature pages executed by Consenting Creditors shall be delivered to (a) other Consenting Creditors in a redacted form that removes such Consenting Creditors’ holdings of the Notes and (b) the Company, Weil and the Company’s other advisors in an unredacted form (to be held by Weil and such other advisors on a professionals’ eyes only basis).

13. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan, the City of New York (the “New York Courts”), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement and the Restructuring. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the New York Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any New York Court. Each of the Parties further agrees that notice as provided in Section 22 shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring, (i) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in the New York Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (ii) that (A) the proceeding in any New York Court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, during the pendency of the Endeavour Cases, all proceedings contemplated by this Section 13(a) shall be brought in the Bankruptcy Court.

(b) Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

14. Specific Performance/Remedies. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies.

15. Survival. Notwithstanding the termination of this Agreement pursuant to Section 6, 9, 10 and Sections 13-22 and Section 25 (and any defined terms used therein, as applied to such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

16. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

17. Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, that nothing contained in this Section 17 shall be deemed to permit Transfers of the Notes or any Claims other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

19. Relationship Among Parties. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof. No Party shall have any responsibility for any trading by any other entity by virtue of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

20. Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto (including the Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) executed between the Company and each Consenting Creditor prior to the execution of this Agreement shall continue in full force and effect.

21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

22. Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers:

(a) If to any Endeavour Party, to:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, TX 77002

Attention: David Baggett, Chief Restructuring Officer

Email: dbaggett@opportune.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP (as counsel to the Company)

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attention: Gary T. Holtzer and Ted S. Waksman

Email: gary.holtzer@weil.com and ted.waksman@weil.com

(b) If to the Ad Hoc Committee, to:

Milbank Tweed Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Facsimile: (212) 530-5219

Attention: Dennis F. Dunne and Matthew S. Barr

Email: ddunne@milbank.com and mbarr@milbank.com

(c) If to the Consenting 7.5% Convertible Bondholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Facsimile: (212) 596-9090

Attention: Keith H. Wofford

Email: keith.wofford@ropesgray.com

-and-

Ropes & Gray International LLP

5 New Street Square

London, EC4A 3BF

United Kingdom

Facsimile: +44-20-3122-1335

Attention: Tony Horspool

Email: tony.horspool@ropesgray.com

(d) If to the Consenting 5.5% Convertible Noteholders or the 6.5% Convertible Noteholders, to:

Brown Rudnick LLP

Seven Times Square

New York, NY 10036

Facsimile: (212) 209-4801

Attention: Robert J. Stark

Email: rstark@brownrudnick.com

and

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attention: Steven B. Levine

Email: slevine@brownrudnick.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

23. Settlement Discussions. This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

24. No Solicitation; Adequate Information. This Agreement is not and shall not be deemed to be a solicitation for consents to the Endeavour Plan. The votes of the holders of claims against the Endeavour Parties will not be solicited until such holders who are entitled to vote on the Endeavour Plans have received such Endeavour Plans, the disclosure statements and related ballots, and other required solicitation materials. In addition, this Agreement does not constitute an offer to issue or sell securities to any person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

25. Fees. As soon as practicable after entry of the Approval Order and thereafter when due and payable, the Endeavour Parties shall pay all reasonable documented prepetition and postpetition costs and expenses of the advisors to the Ad Hoc Committee, the 7.5% Convertible Bondholders and the Convertible Noteholders, including, without limitation, the costs and expenses of (i) Milbank, (ii) Delaware counsel for the Ad Hoc Committee, and (iii) Houlihan Lokey Capital, Inc, in accordance with the terms of its engagement letter with the Company, (iv) Ropes & Gray LLP, (v) Delaware counsel for the Consenting 7.5% Convertible Bondholders, (vi) the successor trustee for the 7.5% Convertible Bonds (provided, that, if the 7.5% Trustee selects legal counsel other than Ropes & Gray LLP, for so long as this Agreement remains in effect, such fees payable by the Endeavour Parties shall be limited to current pay of up to $200,000 plus out-of-pocket expenses, including, without limitation reasonable fees and expenses of attorneys or other professionals, without prejudice to the rights to seek reimbursement of any additional fees and costs in connection with confirmation of any plan of reorganization or pursuant to any other mechanism for payment under the applicable indenture), (vii) Miller Buckfire & Co., (viii) Brown Rudnick, (ix) Delaware counsel for either (A) the 5.5% Trustee and 6.5% Trustee or (B) the 5.5% Convertible Noteholders and the 6.5% Convertible Noteholders, (x) Hogan Lovells (provided, that for so long as this Agreement remains in effect, such fees payable by the Endeavour Parties shall be limited to current pay of up to $200,000 plus out-of-pocket expenses, including, without limitation reasonable fees and expenses of attorneys or other professionals, without prejudice to the rights to seek reimbursement of any additional fees and costs in connection with confirmation of any plan of reorganization or pursuant to any other mechanism for payment under the applicable indenture), and (xi) Mesirow Financial Holdings, Inc. The Endeavour Parties agree to cause a non-debtor subsidiary to pay the reasonable documented prepetition costs and expenses of the foregoing advisors within three (3) business days after the date hereof.

26. Change of Trustee for 7.5% Convertible Bonds. Notwithstanding any contrary provision of the Trust Deed, the Endeavour Parties hereby agree to the replacement of BNY Corporate Trustee Services Limited as trustee under the Trust Deed with such replacement trustee as the Requisite 7.5% Convertible Bondholders shall notify to the Company in writing and the Endeavour Parties shall promptly enter into such documentation as the Requisite 7.5% Convertible Bondholders shall reasonably request in order to give effect to such replacement; provided, that such replacement trustee shall be reasonably acceptable to the Company.

27. Interpretation; Rules of Construction; Representation by Counsel. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

28. Acknowledgements. THIS AGREEMENT, THE ENDEAVOUR PLAN, AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN, ARE THE PRODUCT OF NEGOTIATIONS BETWEEN THE PARTIES AND THEIR RESPECTIVE REPRESENTATIVES. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS AGREEMENT IS NOT AND SHALL NOT BE DEEMED TO BE A SOLICITATION OF VOTES FOR THE ACCEPTANCE OF THE PLAN OR REJECTION OF ANY OTHER CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR OTHERWISE. THE DEBTORS WILL NOT SOLICIT ACCEPTANCES OF THE ENDEAVOUR PLAN FROM ANY PERSON OR ENTITY UNTIL THE PERSON OR ENTITY HAS BEEN PROVIDED WITH A COPY OF THE ENDEAVOUR DISCLOSURE STATEMENT APPROVED BY THE BANKRUPTCY COURT. NOTHING IN THIS AGREEMENT SHALL REQUIRE ANY PARTY TO TAKE ANY ACTION PROHIBITED BY THE BANKRUPTCY CODE, THE SECURITIES ACT OF 1933 (AS AMENDED), THE SECURITIES EXCHANGE ACT OF 1934 (AS AMENDED), ANY RULE OR REGULATIONS PROMULGATED THEREUNDER, OR BY ANY OTHER APPLICABLE LAW OR REGULATION OR BY AN ORDER OR DIRECTION OF ANY COURT OR ANY STATE OR FEDERAL GOVERNMENTAL AUTHORITY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

ENDEAVOUR PARTIES

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ William L. Transier
Name: William L. Transier
Title: Chief Executive Officer & President

ENDEAVOUR OPERATING CORPORATION

By:	/s/ William L. Transier
Name: William L. Transier
Title: Chief Executive Officer & President

ENDEAVOUR COLORADO CORPORATION

By:	/s/ William L. Transier
Name: William L. Transier
Title: Chief Executive Officer & President

END MANAGEMENT COMPANY

By:	/s/ William L. Transier
Name: William L. Transier
Title: Chief Executive Officer & President

ENDEAVOUR ENERGY NEW VENTURES INC.

By:	/s/ William L. Transier
Name: William L. Transier
Title: Chief Executive Officer & President

ENDEAVOUR ENERGY LUXEMBOURG S.À R.L.

By:	/s/ Andrew Sheu
Name: Andrew Sheu
Title: Category A Manager

EXHIBIT A

Term Sheet